                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  July 29, 1996

                         NOVAMETRIX MEDICAL SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

    Delaware                 20-8969                     06-0977422
(State or other            (Commission               (I.R.S. Employer
jurisdiction of            File Number)              Identification No.)
incorporation)

One Barnes Industrial Park Road
Wallingford, Connecticut                                    06492
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code      (203) 265-7701

                                (Not Applicable)
          (Former Name or Former Address, if Changed Since Last Report)

                                  Page 1 of 99
                           Index to Exhibits at Page 6

Item 5.   Other Events.

                  On July 29, 1996 Novametrix Medical Systems Inc., a Delaware corporation ("Novametrix"), and Andros Holdings Inc., a Delaware corporation ("Andros"), executed an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Novametrix Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Novametrix, will merge (the "Merger") with and into Andros, a subsidiary of Genstar Capital Partners II, L.P., a Delaware limited partnership ("Genstar"). The Merger Agreement is included as an Exhibit to this Report and the description of its terms is qualified in its entirety by reference to such Exhibit.

                  Under the Merger Agreement, which has been unanimously approved by the Boards of Directors of both Novametrix and Andros as well as by Genstar, as principal stockholder of Andros, Novametrix will issue to the stockholders of Andros and reserve for issuance to option and warrant holders of Andros, the following: (i) shares of Novametrix Common Stock constituting 45 percent of the combined company at the effective time of the Merger, and (ii) anti-dilution rights enabling such holders to maintain, without additional payment, such 45 percent ownership level as Novametrix options and warrants outstanding at the effective time of the Merger are exercised.

                               Page 2 of 99 pages

                  William J. Lacourciere, President and Chief Executive Officer of Novametrix, will continue as the President and Chief Executive Officer of the combined company, and Richard D. Paterson, a Managing Director of Genstar and Chairman of Andros, will be the Chairman of the Board of Directors.

                  The Merger, which is subject to customary closing conditions, including the approval of the stockholders of Novametrix, lenders' consents and the expiration of the Hart-Scott-Rodino waiting period, is expected to close during Novametrix' fiscal quarter ending October 27, 1996. The Merger Agreement provides for each party to pay a termination fee of $3 million under certain circumstances. Tucker Anthony Incorporated has served as financial advisor to Novametrix and has delivered an opinion that the transaction consideration is fair to Novametrix from a financial point of view.

                  Andros is a supplier of instrumentation and a leading worldwide designer and supplier to original equipment manufacturers of non-dispersive infrared gas analyzers. Andros sells its products to manufacturers of medical monitoring equipment, automobile and environmental diagnostic equipment, and end users of its spectrum analysis instruments.

                               Page 3 of 99 pages

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits:

                  The exhibits required to be filed as part of this Current Report on Form 8-K are listed on the attached Index to Exhibits.

                               Page 4 of 99 pages

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NOVAMETRIX MEDICAL SYSTEMS INC.

                                            By: /s/ Joseph A. Vincent
                                                ---------------------
                                              Name:  Joseph A. Vincent
                                              Title: Vice President - Finance

Dated:  August 5, 1996

                               Page 5 of 99 pages

                                Index to Exhibits

 Exhibit                                                         Sequential
 Number                        Description                     Page Location
 ------                        -----------                     -------------

 10(ee)            Agreement and Plan of Merger dated
                   as of July 29, 1996 among
                   Novametrix Medical Systems Inc.,
                   Novametrix Acquisition Corp. and
                   Andros Holdings Inc. (including as
                   Exhibits A and B thereto forms of
                   the Voting Agreement and
                   Registration Rights Agreement to be
                   entered into in connection
                   therewith)

 99                Press Release dated July 30, 1996


                               Page 6 of 99 pages